SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported)  June 29, 1998


                        CAMELOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)




  Colorado            0-8299             84-0691531
(State of         (Commission           (IRS  Employer
Incorporation)       File Number)        Identification No.)



    2415    Midway    Suite    121,   Carrollton,    TX     75006
(Address of Principal Executive Offices)


Registrant's telephone number, including area code:(972)733-3005

Item 5.  Other Events

On June 29, 1998, Registrant agreed with Wincroft, Inc., at the request of Wincroft, to satisfy the outstanding Promissory Note payable to Camelot by Wincroft in the amount of $2,000,000 by way of the issuance of $2,000,000 of Wincroft Non-Voting Preferred Stock, Series B. These Preferred Shares pay a dividend of 10% when and as declared by the board of directors and will pay an additional yield equivalent to 10% of any revenues derived by Wincroft on sales of VideoTalk [tm]. The Preferred Shares also call for redemption by Wincroft in the event VideoTalk is sold.

Wincroft  requested this action in order to assist  in  its  fund
raising  capabilities.   Wincroft is seeking  funds  to  pay  for
working capital and marketing expenditures.





                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CAMELOT CORPORATION


                              BY: /s/ Daniel Wettreich
                                     Daniel Wettreich, CEO
Date: July 9, 1998